UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41103	87-2488708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10370 Richmond Ave, Suite 1000
Houston, Texas		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (832) 742-8500
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2025, the Board of Directors (the “Board”) of Drilling Tools International Corporation (the “Company”) appointed Mr. Wayne Prejean, the Company’s President and Chief Executive Officer and a director on the Company’s Board, to serve as the Company’s interim Chairman of the Board, effective immediately. Mr. Prejean’s appointment follows the passing of Mr. Thomas Hicks, who had served as Chairman of the Board until his passing on December 6, 2025. The Board and the Company extend their deepest condolences to Mr. Hick’s family, friends, and colleagues and are grateful for his leadership and service to the Company.

Mr. Prejean will continue to serve in his current roles as President and Chief Executive Officer and will serve as interim Chairman of the Board until the Board appoints a permanent Chairman or until his earlier resignation or removal. The Board may consider internal and external candidates in connection with the appointment of a permanent Chairman.

There are no arrangements or understandings between Mr. Prejean and any other person pursuant to which he was appointed as interim Chairman. Mr. Prejean has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Prejean has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has not approve any changes to Mr. Prejean’s compensation in connection with his appointment as Chairman at this time. Any changes to compensation, if approved, will be disclosed in a subsequent filing as required.

Mr. Prejean, age 64, has served as President and Chief Executive Officer and as a director of the Company since 2013. With over 45 years of industry experience, Mr. Prejean began his career in 1979 working in field operations in the Gulf of Mexico. From 1979 thru 1999, he was employed by numerous firms that specialized in directional drilling and medium radius horizontal drilling technology, including Scientific Drilling, BecField Horizontal, Drilling Measurements Inc, Drilex Services and Baker Hughes Inteq. Within these companies, he served in various roles in field operations, operations management, sales, and executive management responsible for domestic and international business locations. In 1999, Mr. Prejean founded Wildcat Services, a provider of specialty automatic drilling equipment for drilling rigs. In five years, the company grew from a local 50-rig supplier to over 500 systems deployed in 20 countries around the world – and was sold to National Oilwell Varco (now NOV, Inc.; NYSE: NOV) in 2004. Mr. Prejean was employed in leadership and advisory roles with the Wildcat /NOV organization through 2012. In addition to founding Wildcat Services, he co-founded several other oilfield services companies that were focused on solids control, downhole tool development, MWD products, and precision metal cutting and machining. He also serves as the president, manager and sole member of RobJon, L.L.C and as general partner of RobJon Holdings, LP, a holding company for investments from previous business interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Drilling Tools International Corporation

Date: December 9, 2025	By:	/s/ David R. Johnson
David R. Johnson
Chief Financial Officer
(Principal Financial and Accounting Officer)